Exhibit 10.1

SECOND AGREEMENT TO AMEND THE RECAPITALIZATION SUPPORT AGREEMENT

THIS SECOND AMENDMENT is made as of this 15th day of December, 2010.

WHEREAS, (a) Angiotech Pharmaceuticals, Inc. (“Angiotech”), (b) the entities listed in Schedule A (together with Angiotech, the “Companies” and each a “Company”), and (c) each of the other Consenting Noteholders party hereto, each Consenting Noteholder being a holder of and/or investment advisor or manager with investment discretion over Subordinated Notes, executed a Recapitalization Support Agreement dated as of October 29, 2010 concerning the principal aspects of a Recapitalization of the Companies (as amended by the First Amendment, the “Support Agreement”);

AND WHEREAS, pursuant to Section 16(n) of the Support Agreement, the Support Agreement may be modified, amended or supplemented as to any matter by an instrument in writing signed by the Companies and Consenting Noteholders that represent not less than a majority of the aggregate principal amount of Subordinated Notes;

AND WHEREAS, Consenting Noteholders representing not less than an a majority of the aggregate principal amount of Subordinated Notes executed an Agreement to Amend the Recapitalization Support Agreement dated as of November 29, 2010 (the “First Amendment”);

AND WHEREAS, the Companies and the Consenting Noteholders party to this second amendment (the “Second Amendment”) wish to further amend the Support Agreement in the manner set out in this Second Amendment;

AND WHEREAS, the Consenting Noteholders party to the Second Amendment collectively hold and/or exercise investment discretion over not less than a majority of the aggregate principal amount of outstanding Subordinated Notes;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Companies and the Consenting Noteholders party hereto hereby agree as follows:

1.	Capitalized Terms

Capitalized Terms that are used but not otherwise defined herein shall have the meanings ascribed thereto in the Support Agreement.

2.	Consenting Noteholders Party to this Second Amendment

Each Consenting Noteholder party to this Second Amendment hereby represents and warrants, severally and not jointly, to each of the other parties to this Second Amendment (and acknowledges that each of the other parties to this Second Amendment is relying upon such representations and warranties) that as of the date hereof: (a) it either (i) is the sole legal and beneficial owner of the principal amount of Subordinated Notes disclosed to Goodmans as of such date, or (ii) has the investment and voting discretion with respect to the principal amount of Subordinated Notes disclosed to Goodmans as of such date; (b) it has the power and authority to bind the beneficial owner(s) of such Subordinated Notes to the terms of this Second Amendment; and (c) it has authorized and instructed Goodmans to advise Angiotech, in writing, of the aggregate amount of Subordinated Notes held by the Consenting Noteholders that are party to this Second Amendment.

3.	Amendments to the Support Agreement

The Support Agreement is hereby amended as follows:

(a)

the preamble paragraph of Section 5(c) (which, for greater certainty, does not include sub-paragraphs (i), (ii) or (iii) of Section 5(c)) shall be deleted in its entirety and replaced with the following:

“Subject to Section 6, and provided that the Companies shall not initiate the Exchange Offer without the prior written consent of the Consenting Noteholders, Angiotech shall pursue completion of the Recapitalization Transaction in good faith by way of an exchange offer in accordance with the Recapitalization Terms (the “Exchange Offer”) pursuant to which:”;

(b)

the words “initiating the Exchange Offer on or before December 15, 2010” in Section 5(d)(ii)(A) of the Support Agreement are hereby deleted and replaced with “subject to the prior written consent of the Consenting Noteholders to the initiation of the Exchange Offer, initiating the Exchange Offer on or before January 11, 2011”;

(c)	the following Section 5(j.1) is hereby added to the Support Agreement after Section 5(j) and before Section 5(k):

“(j.1)

With respect to Material Contracts other than the Material Contracts referred to in paragraphs (h), (i) and (j) of this Section 5, the Companies shall not, without the prior consent of Goodmans, amend, modify, replace, terminate, repudiate, disclaim, waive any rights under or take any steps or actions (other than as expressly required by such Material Contracts or in the ordinary course of performing their obligations under such Material Contracts) under or in respect of such Material Contracts.”

(d)	the following Section 5(r.1) is hereby added to the Support Agreement after Section 5(r) and before Section 5(s):

“(r.1)	The Companies shall deliver the following documents to the Advisors every two weeks commencing on December 23, 2010, all of which shall be subject to the approval of the Advisors, acting reasonably:

(i)	a cash flow forecast on a week-by-week basis for the Companies for the subsequent two-month period; and

(ii)

a report as to the actual cash flows of the Companies for the preceding two weeks, accompanied by a variance analysis explaining how and why the actual results for the immediately preceding two-week period varied from the previous cash flow forecast.

If such documents are not reasonably acceptable to the Advisors at first instance and the Advisors so notify the Companies within five Business Days of the original date of delivery of such documents, the Companies shall deliver revised versions of such documents in a form acceptable to the Advisors, acting reasonably, within five Business Days of the date of such notice by the Advisors.”;

(e)	the reference to “January 21, 2011” in Section 6(a) of the Support Agreement is hereby deleted and replaced with “February 9, 2011”;

(f)	the reference to January 21, 2011” in Section 6(b) of the Support Agreement is hereby deleted and replaced with “February 9, 2011”;

(g)	Section 7(a)(i) of the Support Agreement is hereby deleted in its entirety and replaced with the following:

“subject to the prior consent of the Consenting Noteholders to the initiation of the Exchange Offer, the Exchange Offer shall have been initiated in a manner and on such terms as are reasonably satisfactory to the Consenting Noteholders on or before January 11, 2011 (or such other date as the Companies and the Consenting Noteholders may agree);”;

(h)	the reference to “January 21, 2011” in Section 7(a)(ii) of the Support Agreement is hereby deleted and replaced with “February 9, 2011”;

(i)	Section 10(a) of the Support Agreement is hereby deleted in its entirety and replaced with the following:

“(a)	if any of the following events have not occurred on or before the following dates:

(i)

the process to implement the Recapitalization Transaction, whether by the Exchange Offer, Recapitalization Proceedings under the CBCA or an Alternative Recapitalization Transaction shall have been consented to in writing by Consenting Noteholders representing not less than a majority of the aggregate principal amount of outstanding Subordinated Notes, and all applicable documentation with respect thereto shall have been in form and in substance reasonably satisfactory to Goodmans, on or before January 11, 2011;

(ii)

the Companies have commenced the Recapitalization Transaction in the manner consented to pursuant to Section 10(a)(i) hereof by one of (x) the Exchange Offer, (y) Recapitalization Proceedings under the CBCA (including the granting of an Order of the Court accepting the filing of the Plan and calling meetings of the applicable classes of the Companies’ creditors for purposes of voting on such Plan) or (z) Recapitalization Proceedings in respect of an Alternative Recapitalization Transaction (including the granting of an Order of the Court accepting the filing of the Plan in respect of the Alternative Recapitalization Transaction and calling meetings of the applicable classes of the Companies’ creditors for purposes of voting on such Plan) on or before January 11, 2011;

(iii)

on or before December 31, 2010, the Companies and the Advisors have agreed on (x) the terms of a cash flow variance test with respect to the cash flow forecasts and the actual cash flow results referred to in Section 5(r.1) hereof and (y) the date on which such cash flow variance test first applies; and

(iv)	the Implementation Date has occurred on or before the Outside Date;”; and

(j)	the following Section 10(b.1) is hereby added to the Support Agreement after Section 10(b) and before Section 10(c):

“(b.1)

if the Companies have not met the cash flow variance test agreed between the Companies and the Advisors pursuant to Section 10(a)(iii) hereof, provided that this Section 10(b.1) shall only apply from and after the date agreed upon by the Companies and the Advisors pursuant to Section 10(a)(iii) hereof as the date on which such cash flow variance test first applies;”.

4.	Support Agreement to apply in full force and effect

Except as expressly modified by the terms of this Second Amendment, the terms and conditions of the Support Agreement shall continue to apply in full force and effect, unamended.

5.	Miscellaneous

(a)

This Second Amendment may be modified, amended or supplemented as to any matter by an instrument in writing signed by the Companies and Consenting Noteholders that represent not less than a majority of the aggregate principal amount of Subordinated Notes.

(b)

This Second Amendment shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, without regard to principles of conflicts of law. Each of the parties to this Second Amendment submits to the jurisdiction of the courts of the Province of

Ontario in any action or proceeding arising out of or relating to this Second Amendment.

(c)

This Second Amendment may be signed in counterparts, each of which, when taken together, shall be deemed an original. Execution of this Second Amendment is effective if a signature is delivered by facsimile transmission or electronic (e.g., pdf) transmission.

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This Second Amendment has been agreed and accepted on the date first written above.

ANGIOTECH PHARMACEUTICALS, INC.

By:	/s/ K. Thomas Bailey
Name: K. Thomas Bailey Title: Chief Financial Officer

AFMEDICA, INC.;

AMERICAN MEDICAL INSTRUMENTS HOLDINGS, INC.;

ANGIOTECH AMERICA, INC.;

ANGIOTECH BIOCOATINGS CORP.;

ANGIOTECH DELAWARE, INC.;

ANGIOTECH FLORIDA HOLDINGS, INC.;

ANGIOTECH PHARMACEUTICALS (US), INC.;

B.G. SULZLE, INC.;

MANAN MEDICAL PRODUCTS, INC.;

MEDICAL DEVICE TECHNOLOGIES, INC.;

NEUCOLL, INC.;

QUILL MEDICAL, INC.;

SURGICAL SPECIALTIES CORPORATION;

SURGICAL SPECIALTIES PUERTO RICO, INC.; and

SURGICAL SPECIALTIES UK HOLDINGS LIMITED

By:	/s/ K. Thomas Bailey
Name: K. Thomas Bailey Title: President

ANGIOTECH INTERNATIONAL HOLDINGS CORP.; and 0741693 B.C. LTD.

By:	/s/ Jay Dent
Name: Jay Dent Title: President